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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 28, 2001
                                                           ------------


                              ALPHACOM CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                        0-22245               98-0206030
                        --------------------------------

          (Commission File Number) (IRS Employer Identification Number)


              15 Glen Morris Street, Suite 4, Toronto, ON, M5S 1H9
              ----------------------------------------------------

               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (416) 340 1680
                                                            -------------




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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         On May 28, 2001, Lingo Media Inc., an Ontario corporation, sold 43,290,000 shares of the Registrant's outstanding common stock, $0.001 par value, pursuant to the terms of a Stock Purchase Agreement dated May 28, 2001 by and between Lingo Media Inc. and 1476848 Ontario Inc., an Ontario Corporation. The shares were sold at an aggregate price of $.00225 per share. The transaction results in 1476848 Ontario Inc., owning approximately 97.5% of the outstanding common stock of the Registrant. Additionally, Lingo Media Inc. assumed liabilities in the amount of $64,551and the loan in the amount of $29,625 by Lingo Media Inc. was forgiven. The negotiations of the Stock Purchase Agreement were made on an arms length basis and there are no affiliated parties.

         Effective as of June 7, 2001, each of Mr. Michael Kraft, Mr. Richard Sherman, and Mr. Khurram Qureshi resigned from their respective positions as members of the Registrant's board of directors. Additionally, effective as of June 7, 2001, Mr. Kraft resigned from his positions as the Registrant's President, CEO and Secretary, and Mr. Sherman and Mr. Qureshi resigned from their respective positions as the Registrant's Executive Vice-President and Chief Financial Officer. The new directors and officers of the Registrant are as follows:

         William A. Montgomery - President, CEO, Secretary, and Director. In July 1998, Mr. Montgomery founded The Web Interchange Inc. (Toronto, Canada) and as its president provides consulting services to the software and internet industries specifically in data sales and opt-in list development, in addition to managing a B2B Internet search engine. Prior thereto, beginning in November 1997, he served as vice president of GlobalServe Communications (Mississauga, Canada) a national internet service provider with customers in fifteen cities across Canada. From April 1995 through November 1997, Mr. Montgomery was vice president of sales at Virtual Solutions Inc. His responsibilities with the Registrant will include overseeing sales and marketing, strategic planning, business development and management of operations.

         Paul Munson - Chief Technology Officer and Director. Mr. Munson has been vice-president of technology with The Web Interchange Inc. since February 1999, where he has managed web site application and development, and back-end database programming. From October 1997 through February 1999, Mr. Munson worked with Mr. Montgomery at GlobalServe Communications as its web administrator. Prior thereto, Mr Munson was employed with Computan Corp. (Thorold, Canada) as a web master and has provided technical support to Computan Corp. Before joining Computan Corp., he completed a certificate course in electronic engineering technology at Sheridan College in Toronto. Mr. Munson will be responsible for developing the Registrant's corporate web presence and localizing the web-learning software that the Registrant is planning to distribute in international markets.

         Henri De StClair - Director. Mr. De StClair has been retired since 1995. Prior to 1995, he was a consultant to a number of marketing companies in the software and internet fields in North America including Software Gaming Inc. and Millennium Incorporated. Mr. De StClair was also a lead investor in a number of ground breaking internet related


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         companies, most notably the first nationwide Canadian internet service provider, GLCT Inc., and one of the first internet-based medical database management companies, Healthlink Communications. In addition to his position as a member of the Registrant's board of directors, he will serve as an advisor to the Registrant.


         The Registrant will continue to be engaged in the business of marketing and distribution of English Language Learning software program to assist non-English speaking students in learning English for the world market excluding the People Republic of China. The Registrant's primary focus will continue to be partnering with software distributors to build the educational English Language Learning software distribution business through multiple channels.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 ALPHACOM CORPORATION



                                 By:  /s/ William A. Montgomery
                                      ------------------------------------------
                                      Name: William A. Montgomery
                                      Title: President, Chief Executive Officer,
                                             and Secretary



Date:  August 3, 2001



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